                                                                   EXHIBIT 99(b)


                       FIXED RATE GLOBAL MEDIUM-TERM NOTE

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                      PRINCIPAL AMOUNT
No. FX-1                   CUSIP No. 59018S ZQ0                      $21,235,000



                           MERRILL LYNCH & CO., INC.
                               MEDIUM-TERM NOTE,
                                    SERIES B
            3.125% Callable Stock Linked Notes due January 22, 2005
               (Linked to the performance of Chubb Common Stock)

ORIGINAL ISSUE DATE:            INTEREST RATE:                  STATED MATURITY:
January 28, 1998                   3.125%                       January 22, 2005

INTEREST PAYMENT DATES:
May 15 and November 15

OPTIONAL REPAYMENT DATE(S):
None

DENOMINATIONS:                                                ADDENDUM ATTACHED:
Integral multiples of $1,000                                  [_]  Yes
                                                              [X]  No
REDEMPTION DATE(S):
On or after January 22, 2000

OTHER PROVISIONS:

     At maturity, or upon earlier redemption, investors will receive the principal amount of their Notes plus a Supplemental Redemption Amount. The Supplemental Redemption Amount will be based on the percentage increase, if any, in the price (as described herein) of the common stock, par value $1.00 per share, of Chubb Corporation (or any successor corporation) (the "Chubb Common Stock") above a Benchmark Stock Value of $97.15.

     Notice for this Note to be redeemed at the option of the Company on a Redemption Date shall be given not more than 10 nor less than 5 calendar days prior to any Redemption Date.

     MERRILL LYNCH & CO., INC., a Delaware corporation ("Issuer" or the "Company," which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWENTY ONE MILLION TWO HUNDRED THIRTY FIVE THOUSAND DOLLARS ($21,235,000) (the "Principal Amount") plus the Supplemental Redemption Amount, as defined below, on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity), and to pay interest thereon at the Interest Rate per annum specified above, until the Stated Maturity or date of earlier redemption. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

     The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date. Unless otherwise specified above, the "Regular Record Date" shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the Original Issue Date specified above, to, but excluding such Interest Payment Date. If the Maturity or an Interest Payment Date falls on a day which is not a Business Day, the payment due on such Maturity or Interest Payment Date will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue with respect to such payment for the period from and after such Maturity or Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

     Payment of the Principal Amount, the Supplemental Redemption Amount and interest on this Note will be made at the Office or Agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

SUPPLEMENTAL REDEMPTION AMOUNT

     The "Supplemental Redemption Amount" with respect to this Note equals:


                                 Ending Stock Value - Benchmark Stock Value
    Principal Amount  X          ------------------------------------------
                                           Benchmark Stock Value


provided, however, that in no event will the Supplemental Redemption Amount be less than zero. The "Benchmark Stock Value" equals $97.15. The "Ending Stock Value" will be determined by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Calculation Agent", which term includes any successor thereto) and will equal the Volume Weighted Average Price (as defined below) of Chubb Common Stock on the New York Stock Exchange ("NYSE") on the first Calculation Day in the Calculation Period. If no Calculation Days occur during the Calculation Period, then the Ending Stock Value will equal the Volume Weighted Average Price of the Chubb Common Stock on the NYSE determined on the last scheduled Calculation Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event (as defined below) on such day. If no Volume Weighted Average Price is available on such date, the Calculation Agent will determine the Ending Stock Value using then current market bid prices available for Chubb Common Stock applying any applicable dilution adjustments, as described below. The "Calculation Period" means the period from and including the fifth scheduled Calculation Day prior to the Stated Maturity to and including the second scheduled Calculation Day prior to the Stated Maturity. "Calculation Day" means any Trading Day during the Calculation Period on which a Market Disruption Event has not occurred. "Trading Day" means a day on which the Chubb Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on a national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Chubb Common Stock. "Market Disruption Event" means the occurrence or existence on any Business Day during the one-half hour period that ends when the Volume Weighted Average Price is determined, of any suspension of, or limitation imposed on, trading in the Chubb Common Stock on the NYSE (or other market or exchange, if applicable). "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close and that is a trading day on the NYSE. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and beneficial owners of the Notes. The "Volume Weighted Average Price" for any day shall be the volume weighted average price for the Chubb Common Stock as reported on the relevant screen on Bloomberg for the period from 9:30 a.m. to 4:00 p.m. on the relevant date. If such value is not reported, the Volume Weighted Average Price shall be determined by the Calculation Agent by calculating, for each trade in Chubb Common Stock on such exchange from 9:30 a.m. to 4:00 p.m. on the relevant date, the product of the price per share paid multiplied by the number of shares for such trade, and by adding all such products and dividing such sum by the total number of shares traded on such date.

REDEMPTION

     This Note may be redeemed at the option of the Company prior to its Stated Maturity on or on any date after the Initial Redemption Date, if any, specified above (the "Redemption Date"). On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount shall be an authorized denomination) at the option of the Company at the applicable Redemption Price (as defined below), on notice given not more than 10 nor less than 5 days prior to the Redemption Date. In the event of redemption of this
Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

     "Redemption Price" shall equal 100% of the Principal Amount thereof to be redeemed, plus accrued interest thereon to but excluding the Redemption Date, plus a Supplemental Redemption Amount, calculated as provided above, except that the Ending Stock Value shall equal the Volume Weighted Average Price (as defined above) on the NYSE of Chubb Common Stock on the first occurring Trading Day on which a Market Disruption Event does not occur, immediately following the date the Company sends notice (the "Notice Day") to the Holders of the Notes of the Company's intention to redeem the Notes; provided, however, that if no such day occurs prior to the second scheduled Trading Day preceding the Redemption Date, the Ending Stock Value shall equal the Volume Weighted Average Price on the second scheduled Trading Day immediately preceding the Redemption Date regardless of the occurrence of a Market Disruption Event. If no Volume Weighted Average Price is available on such date, the Calculation Agent will determine the Ending Stock Value using then current market bid prices available for Chubb Common Stock, applying any applicable dilution adjustments described above.

DILUTION ADJUSTMENTS

     The Volume Weighted Average Price used to determine the Ending Stock Value, including upon early redemption, is subject to adjustment if the Chubb Common Stock shall: (i) pay a stock dividend or make a distribution with respect to the Chubb Common Stock in shares of such stock; (ii) subdivide or split the outstanding shares of the Chubb Common Stock into a greater number of shares;
(iii) combine the outstanding shares of the Chubb Common Stock into a smaller number of shares; (iv) issue by reclassification of shares of the Chubb Common Stock any shares of common stock of Chubb Corporation; (v) issue rights or warrants to all holders of the Chubb Common Stock entitling them to subscribe for or purchase shares of the Chubb Common Stock at a price per share less than the then current market price of the Chubb Common Stock (other than rights to purchase the Chubb Common Stock pursuant to a plan for the reinvestment of dividends or interest); or (vi) pay a dividend or make a distribution to all holders of the Chubb Common Stock of evidences of its indebtedness or other assets (excluding any stock dividends or distributions referred to in clause (i) above or any cash dividends other than any Extraordinary Cash Dividend (as defined below)) or issue to all holders of the Chubb Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (v) above) (any of the foregoing are referred to as the "Distributed Assets"). The effect of the foregoing is that there will not be any adjustments to the Ending Stock Value for the issuance by the issuer of the Chubb Common Stock of options, warrants, stock purchase rights or securities in connection with the Chubb Common Stock issuer's employee benefit plans.

     (a) In the event of payment of a stock dividend or the event of distributions, subdivisions, splits, combinations or reclassifications (as described in clauses (i) through (iv) above), the Volume Weighted Average Price shall be adjusted by multiplying the Volume Weighted Average Price by a fraction, the numerator of which shall be the number of shares of Chubb Common Stock (or, in the case of a reclassification referred to in clause (iv) above, the number of shares of other common stock of Chubb Corporation issued pursuant thereto) held by a holder of one share of Chubb Common Stock on the record date with respect to such event immediately following any event described above and the denominator of which shall be one share of Chubb Common Stock. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date and shall become effective immediately after the effective date in the case of a subdivision, split, combination or reclassification. Each such adjustment shall be made successively.

     (b) In the event of the issuance of certain rights or warrants (as described in clause (v) above), if Chubb Corporation shall issue rights or warrants to all holders of Chubb Common Stock entitling them to subscribe for or purchase shares of Chubb Common Stock (other than rights to purchase Chubb Common Stock pursuant to a plan for the reinvestment of dividends or interest) at a price per share less than the then current market price of the Chubb Common Stock, then in each case the Volume Weighted Average Price shall be adjusted by multiplying the Volume Weighted Average Price immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Chubb Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Chubb Common Stock offered for subscription or purchase pursuant to such rights or warrants, and the denominator of which shall be the number of shares of Chubb Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Chubb Common Stock which the aggregate offering price of the total number of shares of Chubb Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such current market price, which shall be determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Chubb Common Stock are not delivered after the expiration of such rights or warrants, the Volume Weighted Average Price shall be readjusted to the Volume Weighted Average Price which would then be in effect had such adjustments for the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Chubb Common Stock actually delivered. Each such adjustment shall be made successively. For purposes of this paragraph, the term "current market price" shall mean the average Closing Price (as defined below) per share of Chubb Common Stock on the 20 Trading Days immediately prior to the date such rights or warrants are issued; provided, however, if any event that would result in another adjustment of the Volume Weighted Average Price pursuant to this section occurs during such 20-day period, the current market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

     (c) In the event of distributions (as described in clause (vi) above), if Chubb Corporation shall pay a dividend or make a distribution to all holders of Chubb Common Stock of evidences of its indebtedness or other assets (excluding any stock dividends or distributions referred to in paragraph (a) above or any cash dividends that do not constitute Extraordinary Cash Dividends) or shall issue to all holders of Chubb Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding any rights to purchase shares of Chubb Common Stock pursuant to a plan for the reinvestment of dividends or interest and any rights or warrants referred to in paragraph (b) above), then in each such case, the Volume Weighted Average Price shall be adjusted by multiplying the Volume Weighted Average Price on the record date referred to below by a fraction, the numerator of which shall be the market price per share of Chubb Common Stock on the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants, and the denominator of which shall be such market price per share of Chubb Common Stock less the fair market value (as determined by the Calculation Agent) as of such record date of the portion of the assets or evidences of indebtedness to be distributed or of such subscription rights or warrants applicable to one share of Chubb Common Stock. Each such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants. Each such adjustment shall be made successively. For purposes of this paragraph (c), the term "market price" shall mean the average Closing Price per share of Chubb Common Stock on the 20 Trading Days immediately prior to such record date for the determination of stockholders entitled to receive such dividend or distribution or such rights or warrants; provided, however, if any event that would result in another adjustment of the Volume Weighted Average Price pursuant to this section occurs during such 20-day period, the market price as determined pursuant to the foregoing shall be appropriately adjusted to reflect the occurrence of such event.

     (d) In the event of the issuance in payment of dividend, any shares of Chubb Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Chubb Common Stock under paragraph (b) above.

     "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing price is reported, the last reported sale price) of such security on such date or, if such security is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by the Calculation Agent.

     An "Extraordinary Cash Dividend" means, with respect to any consecutive 12-month period, all cash dividends on the Chubb Common Stock during such period to the extent such dividends exceed on a per share basis 10% of the average closing price of the Chubb Common Stock on the NYSE over such period (less any such dividends for which a prior adjustment was previously made). All adjustments will be calculated to the nearest 1/10,000th of a share of the Chubb Common Stock (or if there is not a nearest 1/10,000th of a share to the next lower 1/10,000th of a share). No adjustment shall be required unless such adjustment would require an increase or decrease of at least one percent in the Volume Weighted Average Price; provided, however, that any adjustments which by reason of the foregoing are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     In the event of (A) any consolidation or merger of Chubb Corporation, or any surviving entity or subsequent surviving entity of Chubb Corporation (a "Successor Company"), with or into another entity (other than a merger or consolidation in which Chubb Corporation is the continuing corporation and in which the Chubb Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of Chubb Corporation or another corporation), (B) any sale, transfer, lease or conveyance to another corporation of the property of Chubb Corporation or any Successor Company as an entirety or substantially as an entirety, (C) any statutory exchange of securities of Chubb Corporation or any Successor Company with another corporation (other than in connection with a merger or acquisition) or
(D) any liquidation, dissolution, winding up or bankruptcy of Chubb Corporation or any Successor Company (any such event described in clause (A), (B), (C) or (D), a "Reorganization Event"), the Value Weighted Average Price will be adjusted so that it will equal the Transaction Value.

     "Transaction Value" means, with respect to any Reorganization Event, the sum of (x) for any cash received in such Reorganization Event, the amount of cash received per share of Chubb Common Stock, (y) for any property other than cash or securities received in such Reorganization Event, an amount equal to the market value on the third Business Day preceding the Maturity of such property received per share of Chubb Common Stock as determined by the Calculation Agent and (z) for any securities received in such Reorganization Event, an amount equal to the average Closing Price per unit of such securities on the 20 Trading Days immediately prior to, but not including, the second Trading Day preceding the Maturity multiplied by the number of such securities (subject to adjustment on a basis consistent with the provisions above received for each share of Chubb Common Stock; provided, however, if one or more adjustments to the Volume Weighted Average Price shall have become effective prior to the effective date for such Reorganization Event, then the Transaction Value determined in accordance with the foregoing shall be adjusted in accordance therewith.

     The foregoing adjustments shall be made by MLPF&S, as Calculation Agent, and all such adjustments shall be final.

     No adjustments will be made for certain other events, such as offerings of Chubb Common Stock by Chubb Corporation for cash or in connection with acquisitions.

     The Company will, within ten Business Days following the occurrence of an event that requires an adjustment (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide written notice to the Trustee and to the holders of the Notes of the occurrence of such event and a statement in reasonable detail setting forth the adjusted Volume Weighted Average Price used in determining the Ending Stock Value, once such value is determined.

GENERAL

     Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series B (the "Notes"). The Securities are issued and to be issued under an indenture (the "Indenture") dated as of October 1, 1993, between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank (National Association)) (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture.

     The Notes are issuable only in registered form without coupons in denominations, unless otherwise specified above, of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If
(x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

     This Note is not subject to any sinking fund.

     This Note is not subject to repayment at the option of the Holder prior to its Stated Maturity.

     Interest payments on this Note shall include interest accrued from, and including, the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to, but excluding, the related Interest Payment Date or Maturity, as the case may be, at the rate per annum stated on the face hereof until Maturity. Unless otherwise specified above, interest will be computed on the basis of a 360-day year of twelve 30-day months for the period specified hereunder.

     Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above or as set forth under Other Provisions if so set forth above.

     If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture; provided, however, that in case an Event of Default with respect to any Notes shall have occurred and be continuing, the amount payable to a beneficial owner of a Note upon any acceleration permitted by the Notes, with respect to each $1,000 principal amount thereof, will be equal to the Principal Amount plus accrued but unpaid interest thereon to but excluding the date of early repayment, if applicable, and the Supplemental Redemption Amount, if any, calculated as though the date of early repayment were the stated maturity date of the Notes as provided above. If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a Note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the Note plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the stated maturity date of the Notes.

     In case of default in payment on any Interest Payment Date or at the maturity date of the Notes (whether at their stated maturity or upon redemption or acceleration), from and after the maturity date the Notes shall bear interest, payable upon demand of the beneficial owners thereof, at the rate of 6.12% per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Notes to the date payment of such amount has been made or duly provided for.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.


Dated:  January 28, 1998


                                    MERRILL LYNCH & CO., INC.


                                    By: _______________________________________

                                         Theresa Lang
                                          Treasurer
[FACSIMILE OF SEAL]
                                    Attest:

                                    By: _______________________________________
                                         Gregory T. Russo
                                           Secretary


CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
      as Trustee


By:  ___________________________________
       Authorized Officer

                            ASSIGNMENT/TRANSFER FORM
                            ------------------------


     FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto
(insert Taxpayer Identification No.)


(Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


Dated: ___________
                       NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.